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                                   EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                             Three Quarters Ended
                                                         ---------------------------
                                                         March 28,         March 29,
(In millions, except ratios)                               2003              2002
                                                         ---------         ---------

EARNINGS:
Net Income                                                $  58.8           $  56.0
Plus: Income taxes                                           30.3              28.8
      Fixed charges                                          24.3              26.4
      Amortization of capitalized interest                    -                 -
Less: Interest capitalized during the period                  -                 -
      Undistributed earnings in equity investments            -                (1.8)
                                                          -------           -------
                                                          $ 113.4           $ 113.0
                                                          =======           =======

FIXED CHARGES:
Interest expense                                          $  18.8           $  21.0
Plus: Interest capitalized during the period                  -                 -
      Portion of rents deemed representative of
       the interest factor                                    5.5               5.4
                                                          -------           -------
                                                          $  24.3           $  26.4
                                                          =======           =======

RATIO OF EARNINGS TO FIXED CHARGES                           4.67              4.28

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